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                                                                     EXHIBIT 5.1

             Letterhead of Burke, Warren, MacKay & Serritella, P.C.



September 25, 2000



NeoPharm, Inc.
100 Corporate North, Suite 215
Bannockburn, IL 60015

Re:  NeoPharm, Inc. - Registration on Form S-3 Pursuant to Rule 462(b)

Dear Ladies and Gentlemen:

     We have acted as counsel to NeoPharm, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 200,000 shares of the Company's common stock, par value $0.0002145 per share (the "Common Stock"), including up to 30,000 shares subject to an over-allotment option (collectively the "Shares").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers, stockholders and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(i) the Registration Statement on Form S-3 pursuant to Rule 462(b) (the "Registration Statement"), (ii) the Registration Statement on Form S-3 (File No. 333-44396) as filed with the Securities and Exchange Commission (the "Commission") on August 24, 2000, as amended by Amendment No. 1 thereto filed with the Commission on September 6, 2000 (the "Prior Registration Statement"); (iii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Prudential Securities Incorporated and U.S. Bancorp Piper Jaffray, Inc. (the "Underwriters"), filed as an exhibit to the Prior Registration Statement;
(iv) a specimen certificate representing the Common Stock; (v) certain resolutions of the Board of Directors and stockholders of the Company in each case relating to the authorization, issuance and sale of the

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NeoPharm, Inc.
September 21, 2000
Page 2


Shares and related matters. In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

     Based upon and subject to the foregoing, it is our opinion that when (i) the Registration Statement becomes effective; (ii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee of the Board of Directors; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   Burke, Warren, MacKay & Serritella, P.C.